Exhibit 3
                                                                       ---------

                               CELSION CORPORATION

                             Articles Supplementary
                             ----------------------


         CELSION  CORPORATION,  a corporation (the "Corporation")  organized and existing under the laws of the State of Maryland, having its principal office in

Columbia,  Maryland, hereby CERTIFIES to the State Department of Assessments and

Taxation of Maryland that:


         FIRST:  Pursuant to authority  contained in the Corporation's  Charter,

Seven  Thousand  (7,000)  authorized  but unissued  shares of the  Corporation's capital  stock,  $.01 par  value,  have been duly  reclassified  by the Board of

Directors of the  Corporation as authorized but unissued  shares of Series A 10%

Convertible Preferred Stock.

         SECOND:  A description of the Series A 10% Convertible  Preferred Stock and of the  powers,  designation,  preferences  and rights of the shares of such

Series, and the  qualifications,  limitations,  or restrictions  thereof,  is as follows:

         1.       Designation and Par Value.
                  -------------------------

                  The formal  designation of the shares so  reclassified  by the

Board of Directors shall be Series A 10%  Convertible  Preferred Stock (referred to herein  for  convenience  as  "Series  A  Preferred  Stock" or as  "Preferred

Shares"). The par value of Series A Preferred Stock is $.01 per share.

         2.       Liquidation Preference and Ranking.
                  -----------------------------------

                  (a)      Upon  any  voluntary  or   involuntary   liquidation,

dissolution  or winding up of the business and affairs of the  Corporation,  and

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before  the  holders of shares of Common  Stock or any other  class or series of stock of the Corporation ranking junior on liquidation to the Series A Preferred

Stock shall be entitled to any payment on account of such shares, the holders of

Series A Preferred  Stock then  outstanding  shall be entitled to receive,  as a liquidation preference,  an amount equal to One Thousand ($1,000.00) Dollars per share (the "Original Cost"), plus any accrued but unpaid dividends (the Original

Cost plus such dividends being referred to as the  "Liquidation  Preference") to which such shareholders have become entitled and which have not theretofore been paid.  After the holders of Series A Preferred  Stock shall have  received  such payment of the Liquidation  Preference plus all accrued and unpaid  dividends in the course of such  liquidation,  dissolution  or winding up, they shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) If upon any  liquidation,  dissolution  or winding up, the

Corporation  shall have  insufficient  funds to permit payment to the holders of

Series A Preferred Stock then outstanding of the entire amount to which they are entitled  as a  Liquidation  Preference  thereunder,  then  such  funds  as  are available for such purpose shall be distributed  among such holders on the basis of the number of shares of Series A Preferred  Stock held by each such holder so that, as nearly as may be practicable, the amount each such holder shall receive shall  represent the same  proportion of such  available  funds as such holder's total  holding of shares of Series A  Preferred  Stock  represents  of the total shares of Series A Preferred Stock at the time outstanding.

                  (c) For all purposes under these Articles  Supplementary,  all shares of Series A Preferred Stock shall be of equal rank with each other.

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         3.       Dividends.
                  ----------

                  (a) The holders of Series A Preferred  Stock shall be entitled to  receive,  when,  as and  if  declared  by  the  Board  of  Directors  of the

Corporation,  out of capital  surplus or earnings at the time legally  available therefor,  dividends at the annual rate of 10% per share, payable in fully- paid and non-assessable shares of Series A Preferred Stock which shall be valued, for this purpose,  at an amount equal to the Original Cost.  Dividends shall accrue,

whether or not  declared,  unless  such  dividends  are then  prohibited  by the provisions  of  the  Maryland  General  Corporation  Law  or  the  Corporation's

Certificate of Incorporation.

                  (b)  Dividends  shall  be  cumulative  and  shall  be  payable semi-annually on March 31 and on September 30 in each year commencing January 1,

2000, to  stockholders  of record on the  immediately  preceding  March 15th and

September 15th, respectively, or such other record date fixed for the purpose by the Board of Directors. Dividends payable with respect to any shares of Series A

Preferred  Stock for the initial  dividend period and for any period less than a full  six-month  period shall accrue from the date of issuance of such shares of

Series A  Preferred  Stock on which such  dividends  are  payable,  and shall be computed and apportioned on the basis of a 180-day period composed of six 30-day months.  Holders  of  Series A  Preferred  Stock  shall not be  entitled  to any dividends in excess of the full dividends  provided for herein,  and no interest or sum of money in lieu of interest  shall be payable in respect of any dividend payment which may be in arrears. No dividends shall be payable on any fractional or full shares of Series A Preferred Stock which shall have been declared,  paid or distributed as dividends on outstanding Preferred Shares.

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         4.       No Dividends or Distributions to Junior Securities.
                  ---------------------------------------------------

                  Except  as  may  be  otherwise   provided  in  these  Articles

Supplementary,   so  long  as  any  shares  of  Series  A  Preferred  Stock  are outstanding,  no  dividends  shall be declared or paid or set aside for payment,

and no other  distribution  shall be declared or made,  upon any Common Stock of the  Corporation or upon any other shares of a class or series of stock which is junior in right and ranking to the Series A Preferred Stock,  unless all amounts then due to the holders of Series A Preferred  Stock,  including  the  dividends provided for herein, have been paid.

         5.       Voting Rights.
                  --------------

                  Except as otherwise  expressly  provided herein or as provided by law,  the Series A  Preferred  Stock  shall have no voting  rights.  However,

notwithstanding  the foregoing,  the written consent or affirmative  vote of the holders of a majority of the outstanding Series A Preferred Stock is required to approve (i) any proposed amendment to the Company's Certificate of Incorporation that would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect the holders adversely,  and (ii)

any plan of merger or consolidation that contains provisions which, if contained in a proposed  amendment to the Company's  Certificate of  Incorporation,  would have  entitled the holders of the Series A Preferred  Stock to vote, as a class,

on the issue.

         6.       Exchange and Conversion Rights.
                  -------------------------------

                  The  Preferred  Shares  and any  fractional  Preferred  Shares

(including,  for such  purposes,  any shares  and  fractional  shares  issued or issuable as dividends) will be entitled to the following  rights of exchange and conversion, subject to any limitations and conditions provided in these Articles

Supplementary:

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                           (a)  (i)  If  the  Corporation  undertakes  a  public

         securities offering ("Public Offering")  registered with the Securities and  Exchange  Commission  ("SEC")  consisting  of  either  (i)  equity securities  of the  Corporation  or (ii) units  ("Units")  comprised of equity securities of the Corporation and of shares of any subsidiary of the Corporation (the securities  and/or Units to be sold in such public offering  being  referred  to as  "Public  Offering  Securities"),  and provided  that  such  Public  Offering  is  consummated  by  the  first anniversary  of the date of sale in a private  placement  (the "Private

         Placement")  offering of at least $2,500,000 in aggregate Original Cost of  Series A  Preferred  Stock  (such  date  being  referred  to as the

         "Minimum  Closing Date"),  the Corporation  will promptly  furnish each holder with written notice of the Corporation's  filing with the SEC of a registration statement concerning the Public Offering. Within 30 days after the giving of such notice (the "30-day  Election  Period"),  each such holder will be required to notify the Corporation,  by returning a form  to be  furnished  to  each  holder  of  Preferred  Shares  by the

         Corporation, that such holder elects, contingent on the consummation of the Public  Offering,  either  (1) to  exchange  100% of the  Preferred

         Shares  then  held by  such  holder  (including  Preferred  Shares  and fractional  Preferred  Shares  issued  as  dividends)  for such  Public

         Offering  Securities at an exchange price which will be equal to 70% of the public offering price of the Public Offering Securities,  or (2) to exchange  50%  of  the  Preferred  Shares  then  held  by  such  holder

         (including  Preferred Shares and fractional  Preferred Shares issued as dividends)  for Public  Offering  Securities at an exchange price which will  be  equal  to 70% of the  public  offering  price  of the  Public

         Offering  Securities and to convert the remaining 50% of such Preferred

         Shares into the Company's Common Stock ("Common Stock") at a conversion

                                       -5-


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         price of $0.41 per share of Common Stock, as such price may be adjusted from time to time in accordance  with the provisions of Section 7 below

         (as  so  adjusted,  the  "Conversion  Price").  Concurrently  with  the consummation of the Public  Offering,  each holder who has made such an election  shall  surrender  and  deliver to the  Corporation  or to the exchange  agent or transfer  agent  designated  for such purpose by the

         Corporation,  certificates for the Preferred Shares being exchanged, or exchanged  and  converted  as the  case  may be,  as set  forth in such holder's election as described in the immediately  preceding  sentence.

         Within five (5) business days thereafter, the Corporation will cause to be issued to each holder certificates  representing the Public Offering

         Securities being issued in exchange for such Preferred Shares,  and, as the case may be, certificates  representing shares of Common Stock into which 50% of such Preferred  Shares are being  converted if such holder has so elected in accordance with this Paragraph (a).

                           (ii) In addition, if the Corporation shall, within 12

         months  after the  Minimum  Closing  Date,  consummate  the sale of any subsidiary  of the  Corporation  (or  all or  substantially  all of the assets of such  subsidiary)  to a public  company,  or shall complete a merger  of  such  subsidiary  into a  public  company  (a  "Disposition

         Transaction"),  for  consideration  consisting  of  securities  of such public company (the "Disposition Securities"), each holder of Preferred

         Shares will be promptly  notified of such Disposition  Transaction in a manner  similar  to  that  provided  for in the  immediately  preceding sub-paragraph,  and will have a similar 30-day Election Period to elect either (1) to exchange 100% of the holder's  Preferred  Shares for such

         Disposition  Securities at an exchange  price equal to 70% of the price

         of  the   Disposition   Securities   established  in  the   Disposition

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         Transaction,  or (2) to exchange 50% of such holder's  Preferred Shares for  Disposition  Securities  on the  same  terms  and to  convert  the remainder of such Preferred  Shares into Common Stock at the Conversion

         Price.  Within 20 days after the  expiration of the  applicable  30-day

         Election  Period,  each  holder  who has made  such an  election  shall surrender and deliver to the  Corporation  or to the exchange  agent or

         transfer  agent   designated  for  such  purpose  by  the  Corporation,

         certificates for the Preferred Shares being exchanged, or exchanged and converted as the case may be, as set forth in such holder's election as described  in the  immediately  preceding  sentence.  Within  five  (5)

         business days  thereafter,  the Corporation  will cause to be issued to each holder certificates  representing the Disposition Securities being issued in exchange for such Preferred Shares,  and, as the case may be,

         certificates representing shares of Common Stock into which 50% of such

         Preferred Shares are being converted if such holder has so elected.

                  (b) If any holder of  Preferred  Shares does not elect  either exchange  alternative (1) or exchange alternative (2) described in sub-paragraph

(a) (i) or (a) (ii)  above,  as the case may be,  within the  applicable  30-day

Election  Period,  all rights of any such  non-electing  holder to exchange such

Preferred Shares for Public Offering Securities (or Disposition  Securities,  as

the case may be) or to convert such  Preferred  Shares into Common Stock at such time or at any time  thereafter  shall,  provided  the  Public  Offering  or the

Disposition  Transaction,  as the  case  may be,  is  consummated  by the  first anniversary  of the  Minimum  Closing  Date,  immediately  lapse and  completely terminate. The Corporation will, within a reasonable time thereafter, redeem the

Preferred  Shares held by such  non-electing  holder at a  redemption  price per

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share  equal  to 105% of the  Liquidation  Preference,  in  accordance  with the provisions of Section 8 below, except that such non-electing holder shall not be permitted  to  exercise  any right to convert the  Preferred  Shares into Common

Stock granted under the provisions of paragraph (c) of this Section 6.

                  (c) Other than as set forth in  Paragraph  (a) of this Section

6, the  holders of Series A  Preferred  Stock will not have any right to convert their Preferred Shares prior to the earlier of (i) the first  anniversary of the

Minimum Closing Date or (ii) the  Corporation's  issuance of a Redemption Notice as  defined  in  paragraph  (b) of  Section  8. If the  Public  Offering  is not

consummated by the first  anniversary of the Minimum Closing Date,  then, at the election of any holder of Preferred Shares at any time  thereafter,  and subject to the  condition  set forth in Paragraph (d) of this Section 6, such holder may convert his Preferred Shares (including any whole or fractional Preferred Shares received as  dividends  under the  provisions  of Section 3) in whole or in part into shares of the Company's Common Stock at the Conversion Price, in accordance with the conversion procedure set forth in Paragraph (e) of this Section 6.

                  (d)  In  addition,  if at any  time  subsequent  to the  first anniversary of the Minimum Closing Date (no sale of Public  Offering  Securities having been consummated by such first anniversary), the Corporation undertakes a public  offering  consisting  of the sale of Common  Stock for its own  account,

then, at the specific election of the Corporation and upon notice to the holders of the Preferred Stock,  such holders may be required to convert their shares of

Preferred Stock (including any whole or fractional  Preferred Shares received as dividends  under the provisions of Section 3) into shares of Common Stock at the

Conversion  Price.  Such  election by the  Corporation  may be  exercised by the giving of notice to holders of Preferred Shares,  establishing a period of least

30 days from the date of such notice,  during which  holders shall convert their

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Preferred Shares into shares of Common Stock at the Conversion  Price, and after which  all  conversion  rights  of  such  holders  shall  lapse  and  completely terminate.

                  (e) A right to convert  Preferred Shares into shares of Common

Stock  under  paragraph  (c) or (d) of this  Section 6 shall be  exercised  by a holder by delivering to the  Corporation  during regular  business  hours, or to such agent as may be designated by the Corporation,  the original certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the Corporation,  accompanied by written notice in substantially the form annexed hereto as Exhibit A, stating that the holder elects to convert such shares  (or the  amount  thereof  as to  which  the  conversion  right  is to be exercised, which amount shall be not less than that represented by shares having an  aggregate  Original  Cost of $5,000)  and  stating  the name or names  (with address and Social Security or Federal Taxpayer  Identification Number) in which the certificate or certificates for the shares of Common Stock are to be issued.

Conversion  shall be deemed to have been effected on the date when the aforesaid delivery is made (the "Conversion Date"). As promptly as practicable thereafter,

the  Corporation  shall  issue and  deliver to such  holder (or upon the written order of such holder) to the place  designated by such holder,  a certificate or certificates  for the number of shares of Common  Stock to which such  holder is entitled.  The person in whose name the certificate or  certificates  for Common

Stock are to be issued shall be deemed to have become a stockholder of record on the applicable  Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder  of record on the next  succeeding  date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate  representing  shares of Series A Preferred  Stock  surrendered  for conversion, the Corporation shall issue and deliver to such holder,  or upon the


                                       -9-


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written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation,  a new certificate covering the number of shares of  Series  A  Preferred  Stock  representing  the  unconverted  portion  of the certificate so surrendered.

                  (f)  The  Corporation  shall,  at  all  times  when  Series  A

Preferred  Stock shall be  outstanding,  reserve and keep  available  out of its authorized  but unissued  stock,  for the purpose of effecting the conversion of

Series A Preferred  Stock,  such number of its duly authorized  shares of Common

Stock as shall from time to time be sufficient  to effect the  conversion of all outstanding shares of Series A Preferred Stock.

                  (g)  All  shares  of  Common  Stock  which  may be  issued  in connection  with the conversion  provisions set forth herein will, upon issuance by the  Corporation,  be  validly  issued,  fully  paid and  non-assessable.  No adjustment  shall be made for dividends on any share of Series A Preferred Stock which is being converted (unless such dividends have been accrued and are unpaid as of the Conversion Date) or on any share of Common Stock issued on exercise of a holder's Conversion Right.

                  (h) No fractional  shares of Common Stock shall be issued upon conversion of the Series A referred Stock and, in lieu of any fractional  shares to which the holder would otherwise be entitled,  the number of shares of Common

Stock issuable upon conversion shall be rounded to the nearest whole number.

                  (i) All shares of Series A  Preferred  Stock  which shall have been  surrendered  for conversion or exchange as herein provided shall no longer be deemed  to be  outstanding,  and all  rights  with  respect  to such  shares,

including the rights,  if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, with respect  Preferred Shares which

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have  been  converted,  and on the  specified  effective  date of  exchange  for

Preferred Shares which have been exchanged, except only the right of the holders thereof to receive shares of Common Stock,  or Public  Offering  Securities,  in

conversion  or  exchange  therefor.  Any shares of Series A  Preferred  Stock so converted or exchanged  shall be retired and canceled and shall not be reissued,

and the Corporation  (without the need for stockholder  action) may from time to time take such  appropriate  action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

                  (j) The  Corporation  shall  pay any and all  issue  and other taxes that may be payable in respect of any  issuance  or  delivery of shares of

Common Stock upon  conversion of shares of Series A Preferred  Stock pursuant to this Section 6. The Corporation shall not,  however,  be required to pay any tax which may be payable in respect of any  transfer  involved in the  issuance  and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were  registered,  and no such issuance or delivery shall be made unless and until the person or entity  requesting such issuance  has  paid  to  the  Corporation  the  amount  of any  such  tax or has established,  to the  satisfaction  of the  Corporation,  that such tax has been paid.

         7.       Adjustments to Conversion Price.
                  --------------------------------

                  The Conversion  Price (which is initially  established at $.41 per share of  Common  Stock) in effect  from time to time  shall be  subject  to adjustment (to the nearest cent) from time to time as follows:

                  (a) If the Corporation,  at any time after the Minimum Closing

Date and at any time prior to the  conversion  of a  Preferred  Share shall have

subdivided  its  outstanding   shares  of  Common  Stock  by   recapitalization,

reclassification  or split-up thereof, or if the Corporation shall have declared a stock dividend or distributed shares of Common Stock to its stockholders,  the

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Conversion Price immediately  prior to such conversion shall be  proportionately increased; and if the Corporation,  prior to such conversion,  shall have at any time  combined  the  outstanding  shares  of Common  Stock by  recapitalization,

reclassification  or  comparable   combination  thereof,  the  Conversion  Price

immediately prior to such conversion shall be proportionately increased.

                  (b) In case the  Corporation,  after the Minimum Closing Date,

shall  consolidate  with or merge  into  another  corporation  or convey  all or substantially all of its assets to another  corporation,  then, and in each such case, the  Conversion  Price shall be adjusted in such manner that the holder of

Preferred Shares, upon the conversion thereof as provided in Section 6 above, at any time after the  consummation  of such  consolidation,  merger or conveyance,

shall be  entitled to receive  the  securities  or property to which such holder would have been entitled upon such consummation if such holder had exercised his right to convert such Preferred Shares immediately prior thereto.

                  (c) For purposes hereof, the term "Additional Shares of Common

Stock" shall mean all shares of Common Stock issued by the Corporation after the

Minimum  Closing  Date, or shares of Common Stock  issuable  upon  conversion or exchange of any securities (including,  for this purpose,  preferred stock other than the Preferred  Shares,  and notes and debentures)  convertible  into Common

Stock ("Convertible  Securities"),  but not warrants or options issued after the

Minimum Closing Date, except to the extent such warrants or options are actually exercised. If the Corporation at any time or from time to time after the Minimum

Closing  Date shall  agree to issue any  Convertible  Securities  or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Convertible Securities, then the maximum number of shares of

Common Stock (as set forth in the instrument  relating thereto without regard to

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any  provision  contained  therein for a subsequent  adjustment  of such number)

issuable upon the conversion such  Convertible  Securities shall be deemed to be

Additional  Shares of Common Stock,  but only as of the time of such issuance of

Convertible  Securities  or, in case such a record  date shall have been  fixed,

only as of the close of business on such record date,  provided that  Additional

Shares of Common  Stock  shall not be  deemed  to have been  issued  unless  the consideration per share (determined pursuant to paragraph (e) of this Section 7)

of such Additional Shares of Common Stock would be less than the Adjustment Base

Price as defined  below in effect on the date of and  immediately  prior to such issue, or such record date, as the case may be, and provided further that in any such case in which  Additional  Shares of Common  Stock are  deemed to be issued pursuant to this  paragraph (c), no further  adjustment in the Conversion  Price shall be made upon the  subsequent  issuance of Common  Stock at the time of the actual conversion of such Convertible Securities.

                  (d) In the event the  Corporation  shall at any time after the

Minimum  Closing  Date  issue  Additional  Shares  of  Common  Stock,  including

Additional  Shares of Common Stock deemed to be issued pursuant to paragraph (c)

of this Section 7 (except for  issuances of Common Stock  described in paragraph

(f) below) without  consideration or for a consideration per share less than the greater of (A) the applicable  Conversion Price in effect  immediately  prior to such issuance, and (B) 50% of the Current Market Value per share of Common Stock

(as defined  below) as of the date of such issuance  (such greater  amount being defined as the "Adjustment Base Price"), then and in such event, such Conversion

Price shall be reduced,  concurrently with such issuance, to a price (calculated to the nearest  cent)  determined  by  multiplying  such  Conversion  Price by a fraction: (A) the numerator of which shall be (1) the number of shares of Common

Stock  outstanding  immediately  prior to such  issuance  plus (2) the  quotient

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derived by dividing the aggregate  consideration  received from such issuance of

Additional  Shares of Common  Stock by the  Adjustment  Base Price;  and (B) the

denominator  of which shall be the number of shares of Common Stock  outstanding immediately  prior to such issue plus the  number of such  Additional  Shares of

Common Stock so issued. For purposes hereof, Current Market Value shall mean the

Common Stock  average  closing  price over a period of 60 trading days ending on the day  immediately  preceding the date of issuance of the shares which are the subject of the above calculations.

                  (e) For  purposes  of  Paragraph  (d) of this  Section  7, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock referred to therein shall be computed as follows:

                  Cash and Property:  Such consideration shall:

                           (I) insofar as it  consists  of cash,  be computed at

                           the gross  amount of aggregate  cash  received by the

                           Corporation,  excluding  amounts  paid or payable for

                           accrued interest and the costs of the issuance;

                           (II)  insofar as it consists  of property  other than

                           cash, be computed at the fair market value thereof at

                           the time of such issue,  as  determined in good faith

                           by the Board of Directors; and

                           (III) in the event Additional  Shares of Common Stock

                           are issued  together  with other shares or securities

                           or other assets of the Corporation for  consideration

                           which  covers  both,   be  the   proportion  of  such

                           consideration  so  received,  computed as provided in

                           clauses (I) and (II)  above,  as  determined  in good

                           faith by the Board of Directors.

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                  (f) Notwithstanding anything to the contrary contained in this

Section 7 or elsewhere in these Articles Supplementary, the following issuances,

transactions  or occurrences  shall be excluded from those events  requiring any adjustment in accordance with Paragraph (d):

                           (i)      The accrual or payment in kind of  dividends

                                    on the Series A Preferred Stock;

                           (ii)     The issuance or re-issuance of the Preferred

                                    Shares  to  any  investors  in  the  Private

                                    Placement  (or any  subsequent  issuance  or

                                    reissuance  to  their  transferees)  and any

                                    exchange,  conversion  or  redemption of any

                                    Preferred  Shares  (and  of  any  shares  of

                                    Series  A   Preferred   Stock   representing

                                    dividends  paid in kind) in accordance  with

                                    provisions    governing    such    exchange,

                                    conversion or redemption as set forth in the

                                    Corporation's   Articles  of  Incorporation,

                                    Articles Supplementary and By-Laws;

                           (iii)    The  issuance  to any  of the  Corporation's

                                    executives,    directors,    employees   and

                                    consultants  of options,  warrants or shares

                                    granted under any  incentive,  stock option,

                                    bonus  or other  benefit  plan,  program  or

                                    policy  of the  Corporation,  provided  that

                                    such  issuances  in  the  aggregate  do  not

                                    exceed   15%   in  the   aggregate   of  the

                                    Corporation's  then  outstanding  shares  of

                                    Common Stock;

                           (iv)     The  issuance of shares of Common Stock upon

                                    the exercise of any option or warrant of the

                                    Corporation   outstanding   on  the  Minimum

                                    Closing Date (including all warrants to be issued to the placementagent in the Private

                                    Placement,  whether  issued  on or after the

                                    Minimum Closing Date);

                           (v)      The issuance of shares of Common  Stock,  or

                                    warrants  or  options  for the  purchase  of

                                    shares of Common  Stock,  to pay,  settle or

                                    compromise   Corporation    obligations   to

                                    suppliers, vendors,  contractors,  licensors

                                    and  joint  venture   partners,   including,

                                    without   limiting  the  generality  of  the

                                    foregoing,  Duke University and assignees or

                                    designees  of Warren C.  Stearns and Stearns

                                    Management Company; and


                           (vi)     The future issuance of shares, or options or

                                    warrants  for the  purchase of shares,  at a

                                    discount from the current  market value,  to

                                    the placement agent in the Private Placement

                                    or  to  another  placement  agent,  or to an

                                    underwriter,   bank,  commercial  lender  or

                                    other institution,  or to a broker-dealer or

                                    investor  which is  furnishing  or arranging

                                    financing for the Company, provided that any

                                    such  issuance  is not at a price  which  is

                                    less  than the  Adjustment  Base  Price,  it

                                    being understood that, if such price is less

                                    than  the   Adjustment   Base   Price,   the

                                    provisions  of Paragraph (d) of this Section

                                    7 shall govern the  adjustment to be made to

                                    the Conversion Price.

                  (g) The Corporation  will not, by amendment of its Certificate

of   Incorporation   or  through   any   reorganization,   transfer  of  assets,

consolidation,  merger,  dissolution,  issue or sale of  securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the  provisions  of this  Section 7 and in the  taking of all such  action  as may be  necessary  or appropriate  in order to protect  the  conversion  rights of the  holders of the

Series A Preferred Stock against impairment.

                  (h) Upon the occurrence of each  adjustment or readjustment of the Conversion  Price pursuant to this Section 7, the Corporation at its expense shall promptly  compute such  adjustment or  readjustment in accordance with the terms  hereof and furnish to each holder of Series A Preferred  Stock,  upon the request  of  such  holder,  a  certificate  setting  forth  such  adjustment  or readjustment and showing the facts upon which such adjustment or readjustment is based and the then Conversion Price.

         8.       Redemption.
                  -----------

                  (a)  Beginning  six (6) months after the Minimum  Closing Date the  Corporation,  at its sole option,  expressed by  resolution of its Board of

Directors,  may call for  redemption and may redeem shares of Series A Preferred

Stock in whole,  or from time to time in part,  upon notice as set forth  below.

The  redemption  price per share of Series A  Preferred  Stock shall be equal to

105% of the Liquidation Preference plus accrued and unpaid dividends.

                  (b) Notice of any  redemption of the Series A Preferred  Stock

(the  "Redemption  Notice")  shall be  given at least 30 days  prior to the date fixed in such notice for such redemption (the "Redemption  Date") to each holder of record of shares of Series A Preferred Stock, at such holder's address as the same shall appear on the books of the Corporation. Such notice shall specify the time and place of redemption,  the redemption  price,  and, if less than all the outstanding  Preferred  Shares  are  to be  redeemed,  shall  also  specify  the proportion of shares which are to be redeemed.

                  (c) If any such  notice  of  redemption  shall  have been duly given and if, on or before the  Redemption  Date  specified  therein,  all funds necessary  for such  redemption  shall  have been set aside by the  Corporation,

separate  and apart from its other  funds,  in trust for the pro rata benefit of the holders of the shares so called for redemption,  so as to be and continue to be available therefor, then,  notwithstanding that any certificate for shares so called for redemption  shall not have been  surrendered  for  cancellation,  all shares so called for  redemption  shall no longer be deemed  outstanding  on and after the Redemption  Date, and the right to receive  dividends  thereon and all other rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption, without interest.

                  (d) From and after the  giving  of the  notice of  redemption,

holders of Series A Preferred Stock shall continue to have the conversion rights provided  in  Section  6,  which  rights  shall  continue  in  effect  until the

Redemption Date.

                  (e) Shares  of  Series A  Preferred  Stock   which  have  been

redeemed,  purchased or otherwise  acquired by the Corporation shall be canceled and shall not be subject to re-issuance by the Corporation for any purpose.

         9.       General.
                  --------

                  (a) The  Corporation  shall not  amend,  alter or  repeal  the preferences,  special rights or other powers of the Series A Preferred  Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding  shares of  Series  A  Preferred  Stock,  given  in  writing  or by vote  at a  meeting,

consenting or voting (as the case may be) separately as a class, in accordance with applicable law. For this purpose, without limiting the generality of the foregoing,  the  authorization of any shares of capital stock with preference or priority  over the Series A  Preferred  Stock as to the right to receive  either dividends or amounts  distributable upon liquidation,  dissolution or winding up of the  Corporation  shall be deemed to affect  adversely the Series A Preferred

Stock,  and the  authorization  of any shares of capital  stock on a parity with

Series A Preferred Stock as to the right to receive either  dividends or amounts distributable  upon  liquidation,  dissolution or winding up of the  Corporation shall not be deemed to affect adversely the Series A Preferred Stock.

                  (b) The  number of  authorized  shares  of Series A  Preferred

Stock may be  increased  (but only for the  purpose of  providing  a  sufficient

number  of  authorized   Preferred  Shares  for  the  payment  of  dividends  on

outstanding  Preferred  Shares) or decreased (but not below the number of shares then outstanding) by the directors of the Corporation.

                  (c)  Any of the rights of the  holders  of Series A  Preferred

Stock set forth herein may be waived by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

                  (d)  Fractional  shares  of  Series A  Preferred  Stock may be issued as required in  connection  with the payment of dividends or transfers of

Preferred Shares among holders.

         10.      Notices.
                  --------

                  (a) Any notices required to be given to any holder of Series A

Preferred Stock shall be deemed properly given if deposited in the United States mail, postage prepaid,  or sent by facsimile or by overnight or express delivery service,  followed  by  duplicate  notice via United  States  first  class mail,

postage prepaid,  and addressed to the holder of record at such holder's address appearing at the books of the Corporation.

                  (b)      In case:

                           i.       of  any   capital   reorganization   of  the

                                    Corporation  , any  reclassification  of the

                                    capital  stock  of  the  Corporation  ,  any

                                    consolidation  or merger of the  Corporation

                                    with or  into  another  corporation,  or any

                                    conveyance  of all or  substantially  all of

                                    the  assets of the  Corporation  to  another

                                    corporation; or

                           ii.      of any voluntary or involuntary dissolution,

                                    liquidation    or    winding   up   of   the

                                    Corporation; or

                           iii.     any other event  specified in these Articles

                                    requiring the taking of such a record,

                  Then,  and in each such case,  the  Corporation  shall mail or cause to be mailed to each holder a notice  specifying,  as the case may be, the date on which a record is to be taken for the  foregoing  purposes and providing the  information  reasonably  required in order  enable the holders of record of

Preferred   Shares  to  exercise  the  rights   conferred   by  these   Articles

Supplementary.

         THIRD:  The  reclassification  of authorized but unissued shares as set forth in these Articles  Supplementary  does not increase the authorized capital of the Corporation or the aggregate par value thereof.

         IN  WITNESS   WHEREOF,   the  Corporation  has  caused  these  Articles

Supplementary  for its  Series  A 10%  Convertible  Preferred  Stock  to be duly executed by its President and by its Secretary,  respectively,  this 31st day of

January, 2000.

                                      CELSION CORPORATION


                                      By:  /s/ Spencer J.  Volk
                                           --------------------
                                           Spencer J.  Volk
                                           President and Chief Executive Officer


                                      By:  /s/ John Mon
                                           ------------
                                           John Mon
                                           Secretary

         [Corporate Seal]

                                                                       EXHIBIT A
                                                                       ---------

                               CELSION CORPORATION

                             NOTICE OF CONVERSION OF

                    Series A 10% Convertible Preferred Stock

(To be  Executed  by the  Registered  Holder in order to  Convert  the  Series A
                                Preferred Stock)


         The undersigned Holder hereby irrevocably elects to convert ____ shares of Series A Preferred Stock, represented by stock certificate No(s). ___________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Celsion Corporation according to the conditions set forth in the Articles Supplementary for Series A Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each of the Preferred Stock Certificates being converted is attached hereto.

         Date of Submission:
                            ----------------------------------
         Number of Shares of Series A 10% Convertible
         Preferred  Stock to be Converted:
                                          --------------------

         Name of Holder:
                        --------------------------------------
         By:
            --------------------------------------------------
                                (Signature)

         Title:
               -----------------------------------------------
         Address:
                 ---------------------------------------------
         Social Security or

         Federal Taxpayer ID No:
                                ------------------------------

         IMPORTANT
         ---------

                  No shares of Common Stock will be issued until the original Series A Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company. The Holder shall fax, or otherwise deliver, a copy of this completed and fully executed Notice of Conversion to the Corporation at the office of the Corporation or such other location designated by the Corporation and shall deliver, at the same time, the original Series A Preferred Stock Certificate(s) representing the Series A Preferred Stock being converted, duly endorsed for transfer.